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                                                                    EXHIBIT 4.13

                                                      Account No. ______________

                               ACCEPTANCE OF OFFER

      The undersigned hereby agrees to purchase, at par, $______________________ in aggregate principal amount of the following securities (the "Securities") of FNB Financial Services, LP (the "Company") offered pursuant to the Prospectus dated __________________________, 2005 (as the same may be amended, modified or supplemented, the "Prospectus"), receipt of which is hereby acknowledged:

      Security: ________________________________________________________________
                      Nonnegotiable Subordinated Term Note ("Term Note") or
                     Nonnegotiable Subordinated Daily Note ("Daily Note")

      Term: ____________________________________________________________________
                      For Term Notes only; 3, 6, 9, 12, 15, 18, 21, 24,
                               27, 30, 36, 48, 60, 84 or 120

      Interest Rate: ___________________________________________________________
                            Fixed for Term Notes; Initial for Daily Note

      Registration Code:  ______________________  Account Type: ________________
                                IN; JT; UTMA                        P; B; O

The name(s) and address in which the Securities being purchased by the undersigned are to be registered are as follows (all persons so named must execute this Acceptance of Offer):

_____________________________________________

_____________________________________________   Soc. Sec. or E.I. No.

_____________________________________________   #_______________________________

_____________________________________________   Telephone No. __________________

EACH UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT he/she has received a copy of the Prospectus.

EACH UNDERSIGNED HEREBY AGREES THAT ALL Securities purchased hereby, whether Term Notes or Daily Notes, are subjected to all the term and conditions including, without limitation, subordination of the indebtedness evidenced thereby, as set forth in the Prospectus and the Indenture dated as of January ____, 2005, among the Company, F.N.B. Corporation as Guarantor, and J.P. Morgan Trust Company, National Association, as Trustee.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
(FDIC).

By executing this ACCEPTANCE OF OFFER, I (we), under penalty of perjury, certify that: (1) the number shown on this form is my (our) correct taxpayer identification number (T.I.N.) and (2) I (we) am (are) not subject to backup withholding either because of (a) I (we) am (are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding. (If you have been notified by the IRS that you are subject to backup withholding, delete the language in (2) above.), and (3) I (we) am (are) a U.S. person (including a U.S. resident alien).

TERM NOTE INTEREST ELECTION (CHECK ONE)   ______________________________________

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
1.    MONTHLY CHECK       ____          (3/120 MO.)        ____________________________________________________________

2.    QUARTERLY CHECK     ____          (9-120 MO.)        ____________________________________________________________

3.    COMPOUND QUARTERLY                (9-120 MO.)        ____________________________________________________________
                                                           (This Purchase Agreement must be executed by all persons whose names are to appear on the Securities purchased hereby)
4.    PAID AT MATURITY    ____          (3-6 M).)

5.    MONTHLY DEPOSIT                                      Date: _______________________________________________________
      TO DAILY NOTE       ____          (3-120 MO.)

      DAILY NOTE NUMBER ____________________               Opened By: ___________________

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